Instruction Form with Respect to
Offer to Purchase for Cash
by
CBRL Group, Inc.
of
up to 16,750,000 Shares of its Common Stock
(including the associated common stock purchase rights)
at a Purchase Price Not Greater Than $46.00
Nor Less Than $42.00 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase dated March 31, 2006 and the letter of transmittal in connection with the tender offer by CBRL Group, Inc., a Tennessee corporation (“CBRL”), to purchase up to 16,750,000 shares of its common stock, par value $0.01 per share (“common stock”), including the associated common stock purchase rights (“associated rights”) issued under the Rights Agreement dated as of September 7, 1999, between CBRL and SunTrust Bank, Atlanta, as rights agent, at a price not greater than $46.00 nor less than $42.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase. Unless the context otherwise requires, all references to the shares shall refer to our common stock and shall include the associated rights, and unless the associated rights are redeemed prior to the expiration of the tender offer, a tender of the shares will constitute a tender of the associated rights.

The undersigned understands CBRL will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not greater than $46.00 nor less than $42.00 per share, net to the seller in cash, without interest, that it will pay for shares properly tendered and not properly withdrawn pursuant to the terms of the tender offer, after taking into account the total number of shares so tendered and the prices specified by tendering shareholders. CBRL will select the lowest purchase price (in multiples of $0.25) (“Purchase Price”) within the range specified above that will allow it to purchase 16,750,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn. All shares that are acquired in the tender offer will be acquired at the same Purchase Price, regardless of whether the shareholder tendered at a lower price. CBRL will purchase only shares properly tendered at prices at or below the Purchase Price and not properly withdrawn, on the terms and subject to the conditions of the tender offer. However, because of the odd lot priority, conditional tender and proration provisions described in the offer to purchase, CBRL may not purchase all of the shares tendered even if shareholders properly tendered at or below the Purchase Price if more than the number of shares being sought by CBRL are properly tendered. CBRL expressly reserves the right, in its sole discretion, to purchase more than 16,750,000 shares pursuant to the tender offer, subject to applicable law. CBRL will not purchase shares tendered at prices greater than the Purchase Price or shares that it does not accept for purchase because of odd lot priority, conditional tender or proration provisions. Shares not purchased in the tender offer will be returned to the tendering shareholders at CBRL’s expense promptly after the expiration of the tender offer.

The undersigned hereby instruct(s) you to tender to CBRL the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, in accordance with the terms and subject to the conditions of the tender offer.

Name(s) and Address(es) of Registered Holder(s)	Number of Shares

NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:
______________ SHARES OF COMMON STOCK*

*Unless you indicate otherwise, we will assume that you are instructing us to tender all of the shares held by us for your account.

CHECK ONE AND ONLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER

(See Instruction 5 of the letter of transmittal)

By checking the box below INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares at the Purchase Price determined by CBRL in accordance to the terms of the tender offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined by CBRL in the tender offer will be deemed tendered at the minimum price of $42.00 per share.

☐ The undersigned wants to maximize the chance of having CBRL purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by CBRL pursuant to the terms of the tender offer (the “Purchase Price”). THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE DETERMINED IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $42.00 PER SHARE.

- OR -

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

(See Instruction 5 of the letter of transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A shareholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the shareholder tenders shares. You cannot tender the same shares at more than one price, unless you have previously validly withdrawn those shares tendered at a different price in accordance with Section 4 of the offer to purchase.

Price (in Dollars) Per Share at Which Shares Are Being Tendered

☐ $42.00	☐ $43.00	☐ $44.00	☐ $45.00	☐ $46.00
☐ $42.25	☐ $43.25	☐ $44.25	☐ $45.25
☐ $42.50	☐ $43.50	☐ $44.50	☐ $45.50
☐ $42.75	☐ $43.75	☐ $44.75	☐ $45.75
You WILL NOT have validly tendered your shares unless you check ONE AND ONLY ONE BOX ON THIS PAGE.

ODD LOTS

(See Instruction 6 of the letter of transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

On the date hereof, the undersigned either (check ONE box):

☐ is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of such shares; or

☐ is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder, an (ii) believes based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares either (check ONE box):

☐ at the Purchase Price, as the same will be determined by CBRL in accordance with the terms of the tender offer (persons checking this box should check the first box on the previous page, under the heading “Shares Tendered at Price Determined Pursuant to the Tender Offer”); or

☐ at the price per share indicated on the previous page under the heading “Shares Tendered at Price Determined by Shareholders”.

CONDITIONAL TENDER

(See Instruction 12 of the letter of transmittal)

A tendering shareholder may condition such shareholder’s tender of any shares upon the purchase by CBRL of a specified minimum number of the shares such shareholder tenders, as described in Section 6 of the offer to purchase. Unless CBRL purchases at least the minimum number of shares you indicate below pursuant to the terms of the tender offer, CBRL will not purchase any of the shares tendered below. It is the tendering shareholder’s responsibility to calculate that minimum number, and we urge each shareholder to consult his or her own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that CBRL must purchase from you if CBRL purchases any shares from you, your tender will be deemed unconditional.

☐ The minimum number of shares that CBRL must purchase from me if CBRL purchases any shares from me is: ______________________ shares.

If, because of proration, CBRL will not purchase the minimum number of shares that you designate, CBRL may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares. To certify that you are tendering all of the shares you own, check the box below.

☐ The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. YOU MAY FAX YOUR COMPLETED DOCUMENT TO US AT 92120 701-7636. IN ALL CASES, PLEASE DELIVER BY 6:00 NEW YORK CITY TIME ON APRIL 24, 2006 TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER.

- PLEASE SIGN ON THE NEXT PAGE -

SIGNATURE Please Print Signature(s): Names(s): Taxpayer Identification or Social Security Number: Address(es): ZipCode: Area Code & Phone Number(s): Date:

YOU MUST COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 BELOW. Please provide your social security number or other taxpayer identification number (“TIN”) and certify that you are not subject to backup withholding

SUBSTITUTE	Part I — Taxpayer Identification Number
FORM W-9	(“TIN”)	Social Security Number

PLEASE PROVIDE YOUR TIN ON THE APPROPRIATE LINE AT THE RIGHT. For most individuals, this is your social security number. If you do not have a number, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. If you are awaiting a TIN, write “Applied For” in this Part I, complete the “Certificate of Awaiting Taxpayer Identification Number” below and see 'IMPORTANT TAX INFORMATION.”
OR
Department of the Treasury
Internal Revenue Service		Employer Identification Number
Payer's Request for TIN
and Certification

Name:	Part II — Certification
Please check the appropriate box indicating	Under penalties of perjury, I certify that:
your status:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
[ ] Individual/Sole proprietor
[ ] Corporation [ ] Partnership
[ ] Other [ ] Exempt from backup
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and withholding

Address (number, street, and apt or suite no.)

(3) I am a U.S. person (including a U.S. resident alien).
City, state, and ZIP code

Certification Instructions— You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign	Signature of
Here	U.S Person	Date

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE TENDER OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS, AND PLEASE SEE “IMPORTANT TAX INFORMATION.”

COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR”
INSTEAD OF A TIN ON THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me will be withheld.

Sign	Signature of
Here	U.S Person	Date

Please return your completed instruction form to: COMPUTERSHARE TRUST CO., INC.
By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
Computershare Trust Co., Inc. c/o Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	(212) 701-7636 For Confirmation Only Telephone: (212) 701-7600	Computershare Trust Co., Inc. c/o Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005